UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2019

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2019, The Middleby Corporation, a Delaware corporation (the “Company”), announced the retirement of Selim A. Bassoul as Chairman, President and Chief Executive Officer of the Company, and as a director of the Company, effective immediately. The Company’s Board of Directors (the “Board”) named current director Gordon O’Brien as Chairman of the Board and appointed Timothy J. FitzGerald as a member of the Board, effective immediately.

On February 16, 2019, in connection with Mr. Bassoul’s retirement, the Company and Middleby Marshall Inc., a Delaware corporation and wholly owned subsidiary of the Company (“MMI”) entered into a retirement and consulting agreement (the “Retirement and Consulting Agreement”) with Mr. Bassoul. The Retirement and Consulting Agreement provides that Mr. Bassoul will, subject to his execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth therein, be entitled to a cash consulting fee of $10,000,000, of which $8,000,000 will be paid in a lump sum within five business days following the effective date of the release, and $2,000,000 will be paid in substantially equal monthly installments during the consulting period commencing on his date of retirement and ending on the second anniversary thereof. During the consulting period, Mr. Bassoul will report to the Board and make himself available for up to twenty-five hours per month to provide transition services and assistance in effectuating a transition of his duties and responsibilities to Mr. FitzGerald, as successor Chief Executive Officer, and such other advisory services as requested by the Board. Pursuant to the Retirement and Consulting Agreement, Mr. Bassoul has agreed to certain restrictive covenants effective upon his retirement, including two-year non-competition and employee and customer non-solicitation covenants, a perpetual confidentiality covenant, a non-disparagement covenant and a customary cooperation covenant for certain Company matters. In addition, upon his retirement, Mr. Bassoul will commence to receive payment of the lifetime supplemental retirement benefit and continued participation, including for any of his dependents, in health and medical plans and programs which the Company and MMI maintain for their senior executives and their dependents for life, in each case, subject to the terms of his employment agreement with the Company and MMI, dated as of January 25, 2013, as amended on February 19, 2018. Mr. Bassoul’s retirement will not entitle him to any severance payments pursuant to his employment agreement and, upon his retirement, Mr. Bassoul will receive payment of all earned but unpaid compensation through his retirement date. A copy of the Retirement and Consulting Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Retirement and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and provisions thereof.

On February 16, 2019, in connection with Mr. Bassoul’s retirement, the Board appointed Timothy J. FitzGerald to serve as Chief Executive Officer of the Company, David Brewer to serve as Executive Vice President and Chief Operating Officer of the Company and Bryan Mittelman to serve as Chief Financial Officer of the Company, in each case effective immediately. Each of Mr. FitzGerald, Mr. Brewer and Mr. Mittelman did not enter into any agreements with the Company in connection with his respective appointment.

Mr. FitzGerald, age 49, has served as Vice President and Chief Financial Officer of the Company and MMI since May 2003 and as Vice President and Corporate Controller of the Company and MMI from February 2000 to May 2003. He was Corporate Controller of the Company and MMI from November 1998 to May 2003. Mr. FitzGerald is a Certified Public Accountant who earned a bachelor’s degree in Accounting from Northern Illinois University and an MBA from the University of Chicago. Prior to joining the Company, Mr. FitzGerald worked for Arthur Andersen LLP as a senior audit manager.

There are no arrangements or understandings between Mr. FitzGerald and any other persons pursuant to which he was selected as Chief Executive Officer. There are also no family relationships between Mr. FitzGerald and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Brewer, age 62, has served as Chief Operating Officer of the Company’s Commercial Foodservice Equipment Group since January 2009. He previously served as President of Pitco Frialator, a Company-owned subsidiary. Mr. Brewer joined the Company in 2007 from Lantech Corporation, where he served as President and General Manager. Prior to Lantech, Mr. Brewer held leadership positions at YUM! Brands Corporation and Chiquita Brands International.

There are no arrangements or understandings between Mr. Brewer and any other persons pursuant to which he was selected as Executive Vice President and Chief Operating Officer. There are also no family relationships between Mr. Brewer and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Mittelman, age 48, has been Chief Accounting Officer of  the Company since July 2018. Prior to joining the Company, Mr. Mittelman had been Vice President, Controller at Knowles Corporation. Prior to joining Knowles Corporation in September 2013, Mr. Mittelman was Corporate Controller at Morningstar, Inc. from December 2011 to September 2013. Mr. Mittelman’s additional prior experience includes finance and accounting roles at Siemens Healthcare Diagnostics, Dade Behring Holdings, Inc. and Arthur Andersen LLP. Mr. Mittelman is a Certified Public Accountant and is a graduate of Washington University in St. Louis.

There are no arrangements or understandings between Mr. Mittelman and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Mittelman and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.                                        Regulation FD Disclosure

On February 19, 2019, the Company issued a press release relating to the matters described in this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 10.1	Retirement and Consulting Agreement by and among The Middleby Corporation, Middleby Marshall Inc. and Selim A. Bassoul, dated as of February 16, 2019.

Exhibit 99.1	Press release of The Middleby Corporation dated February 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2019	THE MIDDLEBY CORPORATION

	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Chief Executive Officer